                                                           Exhibit No. EX-99.i.2

[GRAPHIC OMITTED]

                                              Stradley Ronon Stevens & Young LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                       Telephone: (215) 564-8000

                                January 10, 2007

Board of Trustees
Delaware Pooled Trust
2005 Market Street
Philadelphia, PA  19103

     Subject:  Post-Effective Amendment No. 56 to Registration Statement on Form
               N-1A Registration Nos. 033-40991/811-06322

Ladies and Gentlemen:

     We have acted as counsel to Delaware  Pooled  Trust,  a Delaware  statutory trust (the "Trust"), in connection with the preparation and filing with the U.S.
Securities  and Exchange  Commission  of  Post-Effective  Amendment  No. 56 (the
"Amendment")  to the  Trust's  Registration  Statement  on Form  N-1A  under the
Securities Act of 1933, as amended,  and the Investment Company Act of 1940 Act, as amended.  The purpose of the Amendment is to register an indefinite number of shares  of  beneficial  interest  for a  new  series,  The  Global  Real  Estate
Securities Portfolio (the "Portfolio").

     We have reviewed the Trust's  Agreement and  Declaration of Trust,  By-laws and  resolutions  adopted by the Trust's  Board of Trustees in  connection  with establishing  the Portfolio,  as well as such other legal and factual matters as we have deemed appropriate.

     This  opinion  is  based  exclusively  on the  provisions  of the  Delaware
Statutory Trust Act governing the issuance of the shares of the Trust,  and does not  extend to the  securities  or "blue sky" laws of the State of  Delaware  or other States.

     We have assumed the following for purposes of this opinion:

     1. The  shares  of the  Portfolio  will be issued  in  accordance  with the
Trust's  Agreement and  Declaration  of Trust,  By-laws and  resolutions  of the
Trust's Board of Trustees  relating to the creation,  authorization and issuance of shares.

     2. The  Portfolio's  shares  will be issued  against  payment  therefor  as described in the Trust's  Prospectuses  and Statement of Additional  Information
relating  thereto,  and that such  payment  will have been at least equal to the applicable offering price.

Board of Trustees
Delaware Pooled Trust
January 10, 2007

     On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Amendment,  the shares to be issued  pursuant to the Amendment will be validly issued, fully paid and non-assessable.

     We hereby  consent to the filing of this opinion  with the U.S.  Securities and Exchange Commission as an exhibit to the Amendment.

                                   Very truly yours,

                                   STRADLEY RONON STEVENS & YOUNG, LLP

                                   BY:   /s/ Kristin H. Ives, a Parter
                                         Kristin H. Ives, a Partner